UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 18, 2008

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.     Entry into a Material Definitive Agreement.

On August 18, 2008, we entered into an underwriting agreement with Morgan Stanley & Co. Incorporated, as underwriter. We agreed to sell 2,419,932 shares of our common stock in a firm commitment underwritten public offering at a price of $17.3788 per share, which represents a discount of $1.5112 from $18.89, the last sale price on August 18, 2008. We expect to receive net proceeds of approximately $41.7 million from the offering, after estimated expenses.

The closing of the sale is expected to occur on August 22, 2008. The obligation of the underwriter to purchase the shares is subject to numerous conditions relating to, among other things, the absence of any material adverse change, the accuracy of our representations and warranties, the delivery of various legal opinions, the delivery of various certificates and the delivery and confirmation of accountants’ comfort letters.

We also agreed to comply with various covenants regarding, among other things, restrictions on our ability to issue and sell shares of our common stock or other securities (with some exceptions for issuances and sales under our current equity plans and for our current obligations), our indemnification and contribution obligations to the underwriter, and the disclosure of material events.

The underwriter previously served as one of the underwriters for the public offering we completed in April 2007.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration No. 333-137746) previously filed with the Securities and Exchange Commission. The underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. The representations and warranties in the underwriting agreement were made solely for purposes of the underwriting agreement and to allocate risk between the parties. You should not rely on the representations, warranties and covenants in the underwriting agreement.

Item 8.01.     Other Events.

On August 20, 2008, we filed a final prospectus supplement with the Securities and Exchange Commission in connection with the public offering described above. We are filing as Exhibit 5.1 to this current report on 8-K the legal opinion of Foley Hoag LLP as to the validity of the securities being offered in the public offering (including its consent to the filing thereof).

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Number	Title

1.1	Underwriting Agreement dated August 18, 2008 between Abiomed, Inc. and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Foley Hoag LLP.

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Daniel J. Sutherby
Daniel J. Sutherby
Chief Financial Officer

Date: August 20, 2008

Exhibit Index

Number	Title

1.1	Underwriting Agreement dated August 18, 2008 between Abiomed, Inc. and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Foley Hoag LLP.

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1).